UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2013

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company.  Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries.  Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01                                           Other Events.

As we have previously disclosed, Arizona Public Service Company (“APS”) and Southern California Edison Company (“SCE”) have an agreement whereby APS has agreed to purchase SCE’s 48% interest in each of Units 4 and 5 of the Four Corners Power Plant (“Four Corners”).  The principal remaining condition to closing of this transaction set forth in the agreement is the negotiation and execution of a new coal supply contract for Four Corners on terms reasonably acceptable to APS. These negotiations, and the related transaction whereby ownership of the coal supplier that operates the mine that serves Four Corners would be transferred to the Navajo Nation, are proceeding.  Because all of the conditions to closing were not satisfied by December 31, 2012, either APS or SCE currently may elect to terminate the agreement at any time, unless the party seeking to terminate is then in breach of the agreement.

In our Form 8-K dated May 21, 2013, we disclosed that on May 9, 2013, the Arizona Corporation Commission (the “ACC”) voted to re-examine the facilitation of a deregulated retail electric market in Arizona.  The Commission has opened a docket for this matter and set a procedural schedule whereby comments from interested parties on the pros and cons of retail electric deregulation will be filed in July and August 2013. The Commission stated that after it has had an opportunity to review the written comments, it plans to convene an open meeting to discuss the issues and information filed in the docket.

In light of this development, APS currently expects that it will not be in a position to close the Four Corners purchase transaction with SCE until the ACC’s intentions with regard to pursuing deregulation in Arizona become clearer. While the process set by the ACC to consider this issue proceeds, APS intends to take action to maintain all necessary regulatory and other approvals required on its behalf to complete the transaction.

As we disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012, the Environmental Protection Agency (“EPA”), in its final regional haze rule for Four Corners, set a date of July 1, 2013 for the Four Corners’ owners to elect one of two emissions alternatives to apply to Four Corners. Either alternative would involve substantial investment by the owners in additional post-combustion pollution controls, and accordingly contemplates the continued operation of Four Corners for a substantial period of time. In light of the docket opened by the ACC concerning deregulation, APS is in discussions with the EPA for a potential extension of the July 1 deadline.

APS cannot predict whether the closing of its planned purchase of SCE’s interest in Four Corners will occur, or the effect that the ACC’s re-examination of a possible deregulated retail electric market in Arizona may have on the future operation of the plant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated:	June 17, 2013	By:	/s/ James R. Hatfield
James R. Hatfield
Executive Vice President and Chief Financial
Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated:	June 17, 2013	By:	/s/ James R. Hatfield
James R. Hatfield
Executive Vice President and Chief Financial
Officer